Sino-Global Announces Full Year 2010 Results

BEIJING, September 28, 2010 -- Sino-Global Shipping America, Ltd. (Nasdaq: SINO) (“Sino-Global” or the “Company”), a leading, non-state-owned provider of shipping agency services operating primarily in China, today announced its selected audited financial results for the full year ended June 30, 2010.

Highlights for the Fiscal 2010
-- The number of vessels increased by 48.55% from 241 vessels in 2009 to 358 in 2010.
-- Revenues increased by 46.4% from $18.3 million in 2009 to $26.8 million in 2010.
-- Net losses decreased by 68.0% from $1.7 million in 2009 to $0.5 million in 2010.
-- General and administrative expenses decreased by 15.6% from $4.9 million in 2009 to $4.1 million in 2010.
-- Cash and cash equivalents decreased from $7.3 million in 2009 to $5.9 million in 2010.

“We are pleased with our growth rate in 2010. Along with the economic recovery in China and the world, we expect that we will continue to maintain strong revenue growth.” Cao Lei, Sino-Global’s Chief Executive Officer, said, “We may face difficulties caused by further devaluation of the U.S. dollar against the Chinese Renminbi (“RMB”) and by increasing port costs as customers use larger-sized vessels to carry imported iron ore but pay fixed fees to our company. Both factors have severely hurt our gross margin. We believe, however, that we would stay competitive despite the untoward factors through our joint efforts in business promotion and budget controls.”

Financial Results for Fiscal 2010

Revenues

Revenues increased by 46.4% from $18.3 million in fiscal 2009 to $26.8 million in fiscal 2010.

Along with the economic recovery, more vessels have been transporting iron ore and other imported goods to Chinese ports, contributing to our business growth during 2010.

Costs of Revenues

Costs of revenues increased by 50.11%, from $15.8 million in fiscal 2009 to $23.7 million in fiscal 2010. Costs of revenues increased more quickly than revenues, resulting in a decrease of gross margin from 14.00% in fiscal 2009 down to 11.82% in fiscal 2010. Because the price of iron ore increased, importers used larger-sized vessels to save freight costs. This resulted in increased fees at various Chinese ports for our customers but did not appreciably increase the fees the Company can charge for its services.

Operating Expenses

General and administrative expenses totaled $4.1 million in fiscal 2010, a decrease of 15.6% from $4.9 million in fiscal 2009. This decrease was primarily due to the decreases of: (1) $426,965 in provision for doubtful accounts due to increased success in collecting cash from some of the Company’s customers, (2) $251,697 in office rents and supplies and (3) $109,386 in automobile and transportation expenses.

The Company spent approximately $0.29 million on Sarbanes-Oxley Section 404 compliance. On July 21, 2010, U.S. President Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act into law, which provides an exemption from Section 404(b) of the Sarbanes-Oxley Act for non-accelerated and smaller reporting companies. Although the Company still has to comply with Section 404(a), it is expected that the overall costs in complying with Sarbanes-Oxley will be significantly reduced in fiscal 2011.

Selling expenses were $0.3 million in 2010, a decrease of 28.3% from $0.4 million in 2009. Selling expenses decreased in 2010 both in absolute amount and as a percentage of total net revenues mainly due to the Company’s efforts in tightening its budget for business promotion and travel expenses.

Operating Income

Operating loss was $1.3 million in 2010, compared to operating loss of $2.7 million in 2009. The notable decrease in operating loss was primarily due to the increase in revenues and the decrease in administrative expenses.

Financial income was $150.6 thousand in 2010, an increase of 502.3% from $25 thousand in 2009.

Income tax benefits were $8.4 thousand in 2010, compared to tax expenses of $126.2 thousand in 2009. As the Company offset a net deferred tax asset of $95 thousand, the income tax expense during fiscal 2010 was $86.6 thousand. Management has determined that no valuation allowance for deferred tax assets should be provided as of June 30, 2010 because the Company expects to generate taxable income in the near future.

Net Income

Net loss was $1.3 million in 2010, compared to net loss of $2.5 million in 2009. After deducting the loss in non-controlling interest of $766.6 thousand, net loss attributable to Sino-Global was $536.8 thousand, compared to $1.7 million in 2009. Basic and diluted loss per share in 2010 was $0.18, compared to $0.56 in 2009.

Other Selected Data

As of June 30, 2010, the Company had $5.9 million in cash and cash equivalents, compared to $7.3 million at the end of fiscal 2009. Net cash used in operating activities in 2010 was $1.0 million, compared to $1.7 million in 2009.

As of June 30, 2010, the company had 38 employees, compared to 48 employees as of June 30, 2009.

Business Outlook for Full Year 2011

The Company receives most of its revenues in U.S. dollars and pays most of its expenses in RMB. As a result, it faced increased costs of revenues due to the devaluation of the U.S. dollar against the RMB over the last several years. Although this devaluation had slowed in fiscal 2010, it is expected that the U.S. dollar will devalue by about 2% to 5% against the RMB in 2011. As a result, the gross margin may stay depressed.

While general and administrative expenses were significantly higher than their pre-IPO levels as a result of the Company’s business expansion and public listing, the Company has reduced these amounts in fiscal 2010 compared to fiscal 2009. During fiscal 2011, the Company will continue its combined efforts in business promotion and budget controls.

Due to the vast uncertainties in the world economy and the shipping industry, Sino-Global is unable to provide growth or earnings guidance for 2011 at this time. The Company plans continue to focus on business promotion to increase revenues and budget controls to reduce expenses.

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. With local branches in most of China’s main ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also operates a subsidiary in Hong Kong, China, to provide comprehensive shipping agent services to vessels going to and from one of the world’s busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For investor and media inquiries, please contact:

Ms. Apple Liang
Sino-Global, Beijing
Tel:   +86-10-6439-1888
Email: ir@sino-global.com